UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2003

MAGIC LANTERN GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	1-9502	13-3016967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 North Service Road West, Suite 27, Oakville, Ontario L6M 2G2
 (Address of principal executive offices) (Zip Code)

(905) 827-2755
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 5.        Other Events.

Magic Lantern Group, Inc. has announced the launch of its e-learning system, Tutorbuddy, which is designed to deliver searchable, curriculum-correlated, digital video programs and learning objects online to homes for use by students and parents. Market launch in Canada is planned for September 24th, 2003.

Item 7.        Financial Statements and Exhibits

(c) Exhibits

                        99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magic Lantern Group, Inc.

Date: September 17, 2003	By:	/s/ Robert A. Goddard
	Name: Title:	Robert A. Goddard Interim Chief Executive Officer